Exhibit 99.1
a.k.a. Brands Holding Corp. Reports Second Quarter 2026 Financial Results
Reiterates Full Year 2026 Outlook
Princess Polly Targets a Minimum of 100 U.S. Stores Long Term
Culture Kings Signs Puerto Rico Store Lease, Nears Agreement on New Store in Major U.S. Market
SAN FRANCISCO – August 5, 2026 – a.k.a. Brands Holding Corp. (“a.k.a. Brands” or the “Company”) (NYSE: AKA), a portfolio of next generation fashion brands, today announced financial results for the quarter ended June 30, 2026.
Results for the Second Quarter
•Net sales decreased 0.3% to $160.1 million, compared to $160.5 million in the second quarter of 2025, down 5.3% on a constant currency basis1.
•Net loss was $0.2 million, or $(0.01) per share, in the second quarter of 2026, compared to net loss of $3.6 million, or $(0.34) per share, in the second quarter of 2025.
•Adjusted EBITDA2 was $8.7 million in the second quarter of 2026, compared to $7.5 million in the second quarter of 2025.
“Our second quarter results further validate that a.k.a. Brands has been fundamentally repositioned to deliver profitable, durable growth,” said Ciaran Long, Chief Executive Officer, a.k.a. Brands. “We generated net sales of $160.1 million and delivered adjusted EBITDA growth of 16% year-over-year to $8.7 million, driven by expanded distribution across stores, wholesale and marketplace, a strengthened operational foundation, and continued financial discipline across the business. We also ended the quarter with our strongest balance sheet since becoming a public company, providing increased flexibility to invest in both growth and profitability.
“For the quarter, we delivered on our growth expectations in the U.S. and Rest of World, with net sales up 2% and more than 50%, respectively, while ANZ was pressured by a challenging macro backdrop and a tough prior-year comparison from the clearance of non-go forward goods. Importantly, quarter to date momentum has accelerated in all regions, with overall net sales growth in the high-single-digits alongside healthy margins, giving us continued confidence in our outlook for the second half.
“Our brands advanced their strategic priorities this quarter. Princess Polly’s Grove pop-up exceeded expectations, and the brand remains on track for four new U.S. stores by year end and up to ten more in 2027, with a long-term opportunity for at least 100 U.S. stores. Our new U.K. distribution center is elevating the customer experience, accelerating growth in the UK and reinforcing Princess Polly’s international growth potential. Petal & Pup continues to build distribution of its expanding lifestyle assortment by adding more specialty wholesale partners. Our streetwear brands, led by Culture Kings, announced plans to open its first U.S. store since 2022, and Culture Kings’ continued shift toward a full-price, test-and-repeat model meaningfully helped expand margins across the group. We remain confident that our omnichannel expansion and strengthened financial foundation position us for sustainable, profitable growth over the long term,” concluded Long.
Second Quarter Financial Details
•Net sales decreased 0.3% to $160.1 million, compared to $160.5 million in the second quarter of 2025. The decrease was driven by a 0.5% decrease in the number of orders. On a constant currency basis1, net sales decreased 5.3%.
•Gross margin was 61.1%, compared to 57.5% in the second quarter of 2025. The increase in gross margin was primarily driven by lower tariff rates and the improved full price selling on our streetwear brands.
1 In order to provide a framework for assessing the performance of our underlying business, excluding the effects of foreign currency rate fluctuations, we compare the percent change in the results from one period to another period using a constant currency methodology wherein current and comparative prior period results for our operations reporting in currencies other than U.S. dollars are converted into U.S. dollars at constant exchange rates (i.e., the rates in effect on December 31, 2025, which was the last day of our prior fiscal year) rather than the actual exchange rates in effect during the respective periods.
2 See additional information at the end of this press release regarding non-GAAP financial measures.

•Selling expenses were $47.8 million, compared to $45.4 million in the second quarter of 2025. Selling expenses were 29.9% of net sales, compared to 28.3% of net sales in the second quarter of 2025. The increase was primarily driven by an increase in store selling expenses as our retail footprint expands.
•Marketing expenses were $21.4 million, compared to $19.9 million in the second quarter of 2025. Marketing expenses were 13.3% of net sales, compared to 12.4% of net sales in the second quarter of 2025.
•General and administrative (“G&A”) expenses were $27.5 million, compared to $27.5 million in the second quarter of 2025. G&A expenses were 17.2% of net sales, compared to 17.1% of net sales in the second quarter of 2025.
•Adjusted EBITDA2 was $8.7 million, or 5.5% of net sales, compared to $7.5 million, or 4.7% of net sales, in the second quarter of 2025.
Balance Sheet and Cash Flow
•Cash and cash equivalents at the end of the second quarter totaled $21.1 million, compared to $20.3 million at the end of fiscal year 2025.
•Inventory at the end of the second quarter totaled $79.9 million, compared to $86.2 million at the end of fiscal year 2025 and $92.5 million at the end of the second quarter of 2025.
•Debt at the end of the second quarter totaled $99.9 million, compared to $111.1 million at the end of fiscal year 2025 and $108.7 million at the end of the second quarter of 2025.
•Cash flow provided by operations for the six months ended June 30, 2026 was $18.7 million, compared to cash flow provided by operations of $10.0 million for the six months ended June 30, 2025.
Outlook
We are providing the following guidance for the full year ending December 31, 2026 and the third quarter ending September 30, 2026:

(in millions)	FY 2026 Outlook
Net Sales	$625 - $635
Adjusted EBITDA[3]	$30 - $32
Weighted average diluted share count	11
Capital expenditures	$18 - $20

(in millions)	Third Quarter 2026 Outlook
Net Sales	$160 - $164
Adjusted EBITDA[3]	$8 - $8.5
Weighted average diluted share count	11
The guidance and forward-looking statements made in this press release and on the conference call are based on management’s expectations as of the date of this press release. See “Forward-Looking Statements” for additional information.
Conference Call
A conference call to discuss the Company’s second quarter results is scheduled for August 5, 2026, at 4:30 p.m. ET. Those who wish to participate in the call may do so by dialing (877) 858-5495 or (201) 689-8853. The conference call will also be webcast live at https://ir.aka-brands.com in the Events and Presentations section. A recording will be available shortly after the conclusion of the call. To access the replay, please dial (877) 660-6853 or (201) 612-7415 for international callers, conference ID 13761431. An archive of the webcast will be available on a.k.a. Brands’ investor relations website.
3 The Company has not provided a quantitative reconciliation of its Adjusted EBITDA outlook to a GAAP net income (loss) outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future equity-based compensation expense, income taxes, interest expense and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. See additional information at the end of this press release regarding non-GAAP financial measures.

About a.k.a. Brands
a.k.a. Brands maintains a portfolio of global fashion brands, Princess Polly, Culture Kings, Petal & Pup and mnml. Through these brands, we reach a broad audience of next-generation consumers who seek fashion inspiration on social media and primarily shop online. Our brands are hyper-focused on the customer and serving them newness and a seamless experience throughout the entire shopping journey. We leverage a data-driven ‘test and repeat’ merchandising model that allows us to introduce new and exclusive fashion weekly, so our customers are always on-trend. We leverage innovative data-driven insights to authentically connect and engage with customers across the latest marketing platforms. Further, we are committed to showing up for customers wherever they shop, whether that’s online, in-stores or through wholesale channels. Leveraging our industry expertise and operational synergies, we help accelerate our brands so they can grow faster, reach broader audiences, achieve greater scale and enhance their profitability. We believe we are disrupting the status quo and pioneering a new approach to fashion.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose," "target," "continue," "could," "potential," "predict," "would," or similar expressions and the negatives of those terms. These forward-looking statements include, but are not limited to, statements regarding the Company's outlook for the third quarter and full year 2026, including net sales, Adjusted EBITDA, capital expenditures and weighted average diluted shares, which represent management's current estimates and are subject to the risks and uncertainties described below.
Forward-looking statements are based on information available at the time those statements are made and on our current expectations and projections about future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize, or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control.
These risks and uncertainties include, without limitation: the effects of economic downturns and unstable market conditions on consumer demand and our business; our ability in the future to continue to comply with the New York Stock Exchange's (“NYSE”) listing standards and maintain the listing of our common stock on the NYSE; risks related to doing business in China, including the imposition of tariffs and duties on goods imported from China; our ability to anticipate rapidly-changing consumer preferences in the apparel, footwear and accessories industries; our ability to execute our strategic initiatives, including transitioning Culture Kings to a data-driven, short lead time merchandising cycle; our ability to acquire new customers, retain existing customers or maintain average order value levels; the effectiveness of our marketing and our level of customer traffic; merchandise return rates; our ability to manage our inventory effectively; our success in identifying brands to acquire, integrate and manage on our platform; our ability to expand into new markets, including our entry into the United Kingdom through Princess Polly's U.K. distribution operations, which involves risks related to regulatory compliance, customs and trade requirements, consumer behavior differences and operational complexity; our ability to successfully execute our physical retail expansion strategy, including the opening and operation of new Princess Polly stores in the U.S. and Australia and a second U.S. Culture Kings location, which involves risks related to lease commitments, build-out costs, site selection, new market performance and the diversion of management attention and resources; the global nature of our business, including international economic and geopolitical instability, legal, compliance and supply chain risks (including as a result of trade policies, including the negotiation or termination of trade agreements and the imposition of tariffs on imports into the U.S. and Australia, including the potential for additional or escalating tariffs on goods sourced from China and other countries, which could increase our cost of goods sold, reduce gross margins and require changes to our sourcing strategy); interruptions in or increased costs of shipping and distribution, which could affect our ability to deliver our products to the market; our use of social media platforms and influencer sponsorship initiatives, which could adversely affect our reputation or subject us to fines or other penalties; our ability to successfully implement and integrate artificial intelligence tools and technologies across our operations, including risks related to data quality, system reliability, regulatory developments affecting the use of AI and our ability to realize anticipated cost savings and margin improvements from such initiatives; fluctuating operating results; the inherent challenges in measuring certain of our key operating metrics, and the risk that real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; the potential for tax liabilities that may increase the costs to our consumers; our ability to attract and retain highly qualified personnel, including key members of our leadership team; fluctuations in wage rates and the price, availability and quality of raw materials and finished goods, which could increase costs; foreign currency fluctuations; the effect of claims, lawsuits, government investigations, other legal or regulatory proceedings or commercial or contractual disputes; and other risks and uncertainties set forth in the sections entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the "SEC") on March 5, 2026, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and any other reports that the Company may file with the SEC.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. a.k.a. Brands does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Use of Non-GAAP Financial Measures and Other Operating Metrics
In addition to results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA margin. Management utilizes these non-GAAP financial measures for evaluating our ongoing operations, generating future operating plans, making strategic decisions regarding the allocation of capital, and for internal planning and forecasting purposes.
We believe that these non-GAAP financial measures, when reviewed collectively with our GAAP financial information, provide meaningful supplemental information to both management and investors in assessing our operating performance by excluding certain expenses that may not be indicative of our ongoing core operating performance, and in analyzing historical performance and planning, forecasting and analyzing future periods. These non-GAAP measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, should not be considered in isolation, and the non-GAAP financial measures used by the Company may be different from similarly-titled non-GAAP financial measures used by other companies.
With respect to our forward-looking Adjusted EBITDA guidance, we have not provided a quantitative reconciliation to the most directly comparable forward-looking GAAP measure (net income (loss)) because we are unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future equity-based compensation expense, income taxes, interest expense and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company's control or ability to predict, and for this reason we are unable to assess their probable significance.
For a reconciliation of historical non-GAAP financial measures to their most directly comparable GAAP measures, please see the reconciliation tables at the end of this press release. We encourage reviewing this reconciliation in conjunction with the non-GAAP financial measures for each period presented, rather than relying on any single financial measure. In future periods, we may exclude similar items, may incur income and expenses similar to such excluded items, and may include other expenses, costs or non-recurring items in our non-GAAP measures.
Additional Information
This press release does not purport to be all-inclusive or to contain all of the information you may desire. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Recipients should not rely on this press release as the basis for any investment decision and should refer to the Company's filings with the SEC for complete information. Certain information contained in this press release relating to industry trends, market size and the Company's market position is based on the Company's estimates and internal data, as well as information obtained from third-party sources. While the Company believes such information to be reasonable, it has not independently verified and cannot guarantee the accuracy or completeness of information obtained from third-party sources.

Investor Contact
investors@aka-brands.com
Media Contact
media@aka-brands.com

a.k.a. BRANDS HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$160,068	$160,524	$292,532	$289,181
Cost of sales	62,224	68,180	111,059	123,181
Gross profit	97,844	92,344	181,473	166,000
Operating expenses:
Selling	47,821	45,399	88,777	83,583
Marketing	21,352	19,918	38,103	35,091
General and administrative	27,505	27,518	57,531	53,200
Total operating expenses	96,678	92,835	184,411	171,874
Income (loss) from operations	1,166	(491)	(2,938)	(5,874)
Other expense
Interest expense	(2,201)	(2,500)	(4,379)	(5,163)
Other income (expense)	775	(624)	133	(919)
Total other expense	(1,426)	(3,124)	(4,246)	(6,082)
Loss before income taxes	(260)	(3,615)	(7,184)	(11,956)
Benefit from (provision for) income tax	99	(10)	(111)	(19)
Net loss	$(161)	$(3,625)	$(7,295)	$(11,975)
Net loss per share:
Basic and diluted	$(0.01)	$(0.34)	$(0.67)	$(1.13)
Weighted average shares outstanding:
Basic and diluted	10,906,511	10,711,466	10,813,830	10,583,844

a.k.a. BRANDS HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$21,050	$20,273
Accounts receivable, net	9,633	10,650
Inventory	79,908	86,177
Prepaid expenses and other current assets	13,545	12,371
Total current assets	124,136	129,471
Property and equipment, net	41,400	39,315
Operating lease right-of-use assets	101,932	88,624
Intangible assets, net	39,022	43,470
Goodwill	95,648	93,695
Deferred tax assets	8	8
Other assets	2,892	2,799
Total assets	$405,038	$397,382
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$42,414	$31,248
Accrued liabilities	27,966	33,532
Sales returns reserve	7,811	7,889
Deferred revenue	12,687	12,707
Income taxes payable	244	243
Operating lease liabilities, current	14,270	13,052
Current portion of long-term debt	6,375	6,375
Total current liabilities	111,767	105,046
Long-term debt	93,491	104,695
Operating lease liabilities	102,156	87,668
Other long-term liabilities	2,055	2,202
Total liabilities	309,469	299,611
Stockholders’ equity:
Preferred stock	—	—
Common stock	128	128
Additional paid-in capital	477,961	476,124
Accumulated other comprehensive loss	(50,388)	(53,644)
Accumulated deficit	(332,132)	(324,837)
Total stockholders’ equity	95,569	97,771
Total liabilities and stockholders’ equity	$405,038	$397,382

a.k.a. BRANDS HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(7,295)	$(11,975)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	4,888	3,901
Amortization expense	4,674	4,802
Amortization of debt issuance costs	302	286
Lease incentives	1,854	2,268
Loss on disposal of businesses	—	600
Non-cash operating lease expense	6,850	5,857
Equity-based compensation	2,340	3,902
Changes in operating assets and liabilities:
Accounts receivable, net	1,010	(16,625)
Inventory	7,121	5,140
Prepaid expenses and other current assets	(1,290)	2,304
Accounts payable	10,747	12,957
Income taxes payable	(5)	(1,097)
Accrued liabilities	(5,877)	276
Sales returns reserve	(100)	2,124
Deferred revenue	(121)	490
Lease liabilities	(6,372)	(5,197)
Net cash provided by operating activities	18,726	10,013
Cash flows from investing activities:
Purchases of property and equipment	(6,911)	(7,922)
Net cash used in investing activities	(6,911)	(7,922)
Cash flows from financing activities:
Proceeds from line of credit, net of issuance costs	—	27,300
Repayment of line of credit	(8,200)	(26,300)
Repayment of debt	(3,187)	(4,200)
Taxes paid related to net share settlement of equity awards	(595)	(376)
Proceeds from issuances under equity-based compensation plans	92	126
Repurchase of shares	—	(367)
Net cash used in financing activities	(11,890)	(3,817)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	866	816
Net (decrease) increase in cash, cash equivalents and restricted cash	791	(910)
Cash, cash equivalents and restricted cash at beginning of period	22,514	26,479
Cash, cash equivalents and restricted cash at end of period	$23,305	$25,569

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$21,050	$23,105
Restricted cash, included in prepaid expenses and other current assets	38	590
Restricted cash, included in other assets	2,217	1,874
Total cash, cash equivalents and restricted cash	$23,305	$25,569

a.k.a. BRANDS HOLDING CORP.
KEY FINANCIAL AND OPERATING METRICS AND NON-GAAP MEASURES
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2026	2025	2026	2025
Gross margin	61.1%	57.5%	62.0%	57.4%
Net loss	$(161)	$(3,625)	$(7,295)	$(11,975)
Net loss margin	(0.1)%	(2.3)%	(2.5)%	(4.1)%
Adjusted EBITDA[2]	$8,728	$7,520	$13,876	$10,186
Adjusted EBITDA margin[2]	5.5%	4.7%	4.7%	3.5%
Key Operational Metrics and Regional Sales

	Three Months Ended June 30,			Six Months Ended June 30,
(metrics in millions, except AOV; sales in thousands)	2026	2025	% Change	2026	2025	% Change
Key Operational Metrics
Active customers[4]	4.31	4.13	4.4%	4.31	4.13	4.4%
Average order value	$78	$78	—%	$78	$78	—%
Number of orders	2.04	2.05	(0.5)%	3.77	3.71	1.6%

Sales by Region
U.S.	$110,708	$108,440	2.1%	$201,556	$196,494	2.6%
Australia & New Zealand	39,769	45,713	(13.0)%	76,701	81,306	(5.7)%
Rest of world	9,591	6,371	50.5%	14,275	11,381	25.4%
Total	$160,068	$160,524	(0.3)%	$292,532	$289,181	1.2%
Year-over-year growth on a constant currency basis[1]	(5.3)%			(2.9)%
Active Customers
We view the number of active customers as a key indicator of our growth, our value proposition and consumer awareness of our brand, and their desire to purchase our products. In any particular period, we determine our number of active customers by counting the total number of unique customer accounts who have made at least one purchase in the preceding 12-month period, measured from the last date of such period.
Average Order Value
We define average order value (“AOV”) as net sales in a given period divided by the total orders placed in that period. AOV may fluctuate as we expand into new categories or geographies or as our assortment changes.
Number of Orders
We define the number of orders as the total number of orders placed by our customers, prior to product returns, across our platform or in our stores in any given period. An order is counted on the day the customer places the order. We consider the number of orders to be a key indicator of our ability to attract and retain customers, as well as an indicator of the desirability of our products.
4 Trailing twelve months.

a.k.a. BRANDS HOLDING CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that management uses to assess our operating performance. Because Adjusted EBITDA and Adjusted EBITDA margin facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes.
We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business. We expect Adjusted EBITDA margin to increase over the long-term as we continue to scale our business and achieve greater leverage in our operating expenses.
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude: interest and other expense; provision for (benefit from) income taxes; depreciation and amortization expense; equity-based compensation expense; costs to establish or relocate distribution centers; transaction costs; costs related to severance from headcount reductions; goodwill and intangible asset impairment; sales tax penalties; insured losses, net of any recoveries; and one-time or non-recurring items. We calculate Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales. Adjusted EBITDA and Adjusted EBITDA margin are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in net income (loss) and net income (loss) margin, the most directly comparable financial measures calculated in accordance with GAAP.
A reconciliation of non-GAAP Adjusted EBITDA to net loss for the three and six months ended June 30, 2026 and 2025, is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2026	2025	2026	2025
Net loss	$(161)	$(3,625)	$(7,295)	$(11,975)
Add (deduct):
Total other expense	1,426	3,124	4,246	6,082
Provision for income tax	(99)	10	111	19
Depreciation and amortization expense	4,835	4,329	9,562	8,703
Equity-based compensation expense	1,169	1,843	2,340	3,902
Distribution center relocation costs	256	—	740	737
Non-routine legal matters	1,037	1,489	3,687	2,200
Non-routine items[5]	265	350	485	518
Adjusted EBITDA	$8,728	$7,520	$13,876	$10,186
Net loss margin	(0.1)%	(2.3)%	(2.5)%	(4.1)%
Adjusted EBITDA margin	5.5%	4.7%	4.7%	3.5%
5 Non-routine items include severance from headcount reductions, one time supply chain sourcing costs and sales tax penalties.